Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-185463, No. 333-185466, No. 333-209077 and No. 333-229307), Form S-8 (No. 333-172776, No. 333-190650, No. 333-196964 and No. 333-212887) and Form S-1 (No. 333-221375 and No. 333-226397) of our report dated March 27, 2019 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 27, 2019